UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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LEAP WIRELESS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

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Leap Wireless International, Inc. (“Leap”) is filing the attached presentation materials in connection with Leap’s solicitation of proxies for proposals to be voted on at its 2011 Annual Meeting of Stockholders. Leap may present the attached materials to stockholders and others on future occasions. The information contained in the attached presentation materials is summary information that is intended to be considered in the context of Leap’s filings with the SEC and other public announcements. Leap undertakes no duty or obligation to publicly update or revise this information, although it may do so from time to time.

In connection with the 2011 Annual Meeting, Leap mailed to stockholders its definitive proxy statement filed with the SEC on June 28, 2011 (the “Definitive Proxy Statement”). In addition, Leap files annual, quarterly and special reports, proxy and information statements and other information with the SEC. Stockholders are urged to read the Definitive Proxy Statement and other information because they contain important information about Leap and the proposals to be presented at the 2011 Annual Meeting. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the Definitive Proxy Statement.

Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the election of directors and other proposals to be voted on at the 2011 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the Definitive Proxy Statement filed by Leap with the SEC.

LEAP WIRELESS INTERNATIONAL, INC. Response to Institutional Shareholder Services Report July 25, 2011

Presentation of Financial and Other Important Information
Presentation of Financial Information
Historical financial and operating data in this presentation reflect the consolidated results of Leap Wireless International, Inc. (the “Company” or “Leap”) and its subsidiaries and consolidated joint ventures for the periods indicated. The term “voice services” refers to the Company’s Cricket Wireless, Muve Music™ and Cricket PAYGo™ service offerings, and the term “broadband services” refers to the Company’s Cricket Broadband service. This presentation includes financial information prepared in accordance with accounting principles generally accepted in the
United States (“GAAP”), as well as other financial measures referred to as non-GAAP. The non-GAAP financial measures, which include Average Revenue Per User (ARPU), Cost Per Gross
Customer Addition (CPGA), Cash Cost Per User (CCU) and adjusted operating income before depreciation and amortization (OIBDA), should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. For definitions of these non-GAAP financial measures and reconciliations to the most comparable GAAP measures, please see the information under the heading “Financial Reports – Non-GAAP Financial Measures” in the Investor Relations section of Leap’s corporate website (investor.leapwireless.com).
Proxy Solicitation
In connection with the solicitation of proxies, Leap filed with the SEC on June 28, 2011 a definitive proxy statement and has filed and will file other relevant documents concerning the proposals to be presented at Leap’s 2011 Annual Stockholders’ Meeting (the “2011 Annual Meeting”).  Leap also mailed the definitive proxy statement to its stockholders. In addition, Leap files annual, quarterly and special reports, proxy and information statements and other information with the SEC. Leap’s stockholders are urged to read the proxy statement and other information because they contain important information about Leap and the proposals to be presented at the 2011 Annual Meeting. These documents are available for free at the SEC’s website (www.sec.gov) or from Leap (www.leapwireless.com). The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.
Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Leap’s stockholders in connection with the election of directors and other matters to be proposed at Leap’s 2011 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement filed by Leap with the SEC.
Forward-Looking Statements
This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include our discussions about our expected, future financial performance, including as a result of our current and future product and service plan offerings, future plans to transition to LTE and expected contributions from management and Leap’s proposed slate of nominees to the board of directors and are generally identified with words such as “believe,” “think”, “expect,” “estimate,” “intend,” “seek,” “anticipate,” “continue,” “plan,” “will,” “could,”
“should,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:  our ability to attract and retain customers in an extremely competitive marketplace; the duration and severity of the current economic downturn in the United States and changes in economic conditions, including interest rates, consumer credit conditions, consumer debt levels, consumer confidence, unemployment rates, energy costs and other macro-economic factors that could adversely affect demand for the services we provide; the impact of competitors’ initiatives; our ability to successfully implement product and service plan offerings, expand our retail distribution and execute effectively on our other strategic activities; our ability to obtain and maintain roaming and wholesale services from other carriers at cost-effective rates; our ability to maintain effective internal control over financial reporting; our ability to attract, integrate, motivate and retain an experienced workforce, including members of senior management; future customer usage of our wireless services, which could exceed our expectations, and our ability to manage or increase network capacity to meet increasing customer demand; our ability to acquire additional spectrum in the future at a reasonable cost or on a timely basis; our ability to comply with the covenants in any credit agreement, indenture or similar instrument governing any of our existing or future indebtedness; our ability to effectively integrate, manage and operate our new joint venture in South Texas; failure of our network or information technology systems to perform according to expectations and risks associated with the upgrade or transition of certain of those systems, including our billing system; and other factors detailed in the section entitled “Risk Factors”
included in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 6, 2011.
All forward-looking statements included in this presentation should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this presentation may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.

•
As investors review the analysis from Institutional Shareholder Services (ISS), they should take into account critical information that we believe ISS failed to consider in making its recommendation,
including:
–
Pentwater’s opportunistic, short-term history of trading in Leap stock and its track record of disregarding other stockholders’ interests
–
MHR’s long-term
focus,
track record of producing stockholder value
–
The lack of qualifications of the director nominees proposed by Pentwater and the risk we believe is posed to stockholder value if these nominees are elected to the Leap
Board
–
Extensive telecommunications experience of Leap’s nominees
–
Leap’s positive financial and operating performance compared to its relevant peer group
–
The success of Leap’s broadband strategy
•
The Leap Board recommends that you vote “FOR” the slate of qualified Leap nominees on the
WHITE proxy card and encourages you to simply discard any gold proxy card sent to you by
Pentwater

Leap believes ISS has failed to consider critical information in making its recommendation

What ISS Failed to Consider:
Pentwater’s Interests Not Aligned with Stockholders
•
Pentwater’s track record reveals its opportunistic short-term focus and in
Leap’s view Pentwater has no interest in providing value to other stockholders.
•
In contrast, MHR is a private equity fund with a long-term focus that has
provided tremendous value
to other stockholders.
-
Pentwater has sold and shorted
Leap stock since announcing the proxy
contest whereas MHR has never sold or shorted
Leap stock.
-
Net of its short position, Pentwater’s holdings represent only ~1%
of
Leap’s shares, whereas MHR holds ~20%
of Leap’s shares.
-
Pentwater sold down its entire position
in Post Properties prior to placing
a director on the Post board.
-
Pentwater risked the interests of all other BPW Acquisition Corp. stock and warrant holders by attempting to hold up
the merger of BPW and Talbots in
order to extract further value for itself.
-
Pentwater has no track record of producing value at public
companies
whereas Loral’s stock price has increased ~340%
since
September 2008, all while three of Leap’s nominees served on the board.
“Pentwater’s interests aligned
with other stockholders” and
“would give unaffiliated
shareholders a strong voice in
the boardroom.”
ISS says… Reality

•
MHR supported Leap replacing ~30% of its vice presidents and other members of senior management last year in order to ensure that it had the right management team in place to execute Leap’s current operational strategy.
MHR not “willing to hold
management and other board
members accountable”

What ISS Failed to Consider:
Halbower’s Lack of Experience and Long-Term Interest
“...Halbower is the most obvious
candidate” and will be able to
“contribute immediately to board
deliberations and strategic
discussions.”
ISS says . . . Reality

•
Halbower has no relevant telecommunications experience –
he has never
worked for, managed or sat on the board of a telecommunications company.
•
Halbower has nothing new to propose.  We believe Pentwater’s “plan” for Leap is vague, misinformed and does not contain a single idea
that the Board hasn’t
either implemented or initiated with significantly more depth.
•
Halbower never asked to speak to the Leap Board or management team to discuss Pentwater’s operational proposals – we believe this is because he simply doesn’t have anything new to propose.
•
In our view, Halbower’s firm (Pentwater) takes a short-term approach to investing and his track record suggests he is not likely to have a vested interest in giving stockholders a voice in the boardroom:
•
In 2008, Pentwater ran a proxy contest at Post Properties, which was settled by allowing David R. Schwartz to stand for election to the board.
Schwartz served on the Post board for only 14 months.
•
Even before Mr. Schwartz joined Post’s board, Pentwater had already sold its entire position in Post common
stock.
•
Between the time Pentwater announced its proxy contest and when
Schwartz resigned, Post’s share price dropped 57%.

What ISS Failed to Consider:
Poor Track Record of Pentwater’s Nominees
“The dissident…has explicitly
identified two nominees – Switz
and Roscitt – with extensive,
relevant senior-level industry
experience.”
ISS says . . . Reality

•
Switz and Roscitt are experienced in the telecom industry – experienced in presiding over the destruction of value for stockholders in the telecom industry.
•
While Roscitt was Chairman and CEO of ADC Telecommunications, its stock price plummeted
84%.
During his tenure on the board of Net2Phone, Net2Phone’s
stock price declined
60%,
and during his time on Sequoia Software’s board,
Sequoia’s stock price fell
44%.
•
Switz
has a similar track record.  ADC Telecommunications was sold for 16% less per share than the share price when Switz became CEO seven years earlier
(after succeeding Roscitt).  During Switz’s tenure on the board of Micron
Technology, Micron’s stock price has declined 54%,
and during his tenure on
the board of Hickory Tech Corporation, Hickory’s stock price declined 22%.

What ISS Failed to Consider:
Experience of Leap’s Directors and Nominees
ISS says . . .
Reality

“Other than the CEO, …this
[telecom] experience [of the
incumbent directors] appears
to be largely their experience
as directors of Leap….
Moreover, with its two newest
nominees the board appears
to have continued its pattern
of nominating candidates
without any operating
experience in the industry.”
•
Simply not true
that Leap’s directors and nominees lack relevant experience.
•
Dr. Rachesky serves as Chairman of Loral Space & Communications (satellite communications) and Telesat Canada (satellite communications for television and telephone networks).
•
Mr. Targoff is a director of Loral and ViaSat (satellite/digital communications) an
d was founder and principal
of a private investment company focused on early-
stage companies in telecommunications and related industries.
•
Mr. Harkey has been an executive of and investor in
companies in diverse
industries, including retail, hospitality and telecommunications and serves on the Loral Board.
•
Mr. Leavitt (a Leap nominee) is a managing director and the current head of global technology, media and telecommunications at an investment bank.
•
Ms. Kruger (a Leap nominee) served as an executive vice president of Qwest
Communications
(residential and business telecom services) and Excel
Communications (integrated voice and data communications products and services).
•
Mr. Hutcheson, Leap’s president, CEO, a director and a member of Leap’s founding management team served as vice president, marketing in the Wireless
Infrastructure Division at Qualcomm Incorporated
(mobile technologies).

What ISS Failed to Consider:
Positive Performance Compared to Relevant Peers
ISS says…
Reality

MetroPCS is Leap’s “nearest”
and “most relevant” peer and
compares Leap’s financial and
operational performance only
to MetroPCS in its report
•
There is only a 5% overlap in markets between Leap and
MetroPCS.
•
There is a greater than 90% overlap in markets between Leap and Sprint,
Verizon, T-Mobile and
AT&T.
•
When Leap’s performance is viewed within the broader prepaid wireless section,
Leap compares favorably as demonstrated by 1Q11 results:
•
Leap’s penetration rate (6%)
within the prepaid segment as a percentage
of covered POPs was higher than T-Mobile (3%) and Sprint (5%) and just behind Tracfone (7%).
•
Leap’s average revenue per user
(ARPU) of $39.35 increased near the
highest in the prepaid segment, ahead of Sprint, T-Mobile and
Tracfone.
•
Leap’s churn
(3.1%) was among the lowest in the prepaid segment,
again ahead of Sprint, T-Mobile and
Tracfone.

ISS says…
Reality

“…Leap’s cost structure is
excessive relative to PCS”
•
Leap operates in 65 markets whereas MetroPCS operates in only 13
•
Leap’s markets have significantly less population density
than MetroPCS,
although the size of Leap’s operating markets (on a covered POPs basis) has continued to grow with each wave of markets launched since 2000
•
Despite the difference in population density, Leap has been able to deliver comparable sales, general and administrative costs to MetroPCS when compared on an apples-to-apples basis – only a 6% average difference in SG&A per covered POP over the last four quarters
Leap’s “foray” into broadband
“diverted and wasted
considerable corporate
resources” and endorses that
“PCS, by contrast, eschewed
a broadband strategy”
•
ISS fails to understand that Leap’s 3G strategy has been a strong success
-
Broadband service has contributed over $72 million of adjusted OIBDA over the last four quarters
-
Established a solid foundation
for Leap’s current smartphone offerings
•
Carriers who skipped the initial broadband investment are now forced, due to slow LTE adoption, to spend substantial additional capital to upgrade their 2G networks and improve the significantly limited customer experience for
3G smartphones on their networks
-
Other carriers likely to lose subscribers
frustrated with poor performance
of their 3G smartphone devices on 2G networks
What ISS Failed to Consider:
Comparable SG&A and 3G Success

APPENDIX

% of Coverage Overlap with Leap (Based on Square Miles) Leap Has Minimal Coverage Overlap with MetroPCS vs. Other Wireless Peers 11 Source: CoverageRight from American Roamer Database

Leap MetroPCS
Leap Operates in More Markets with Less Population
Density than MetroPCS
Covered POPs (MM)
(2)
: 95 99
Total Markets
(1) Based upon information in MetroPCS’s annual report on Form 10-K for the year ended December 31, 2010; MetroPCS markets include Los Angeles, New York City, San
Francisco, Dallas, South Florida, Detroit, Boston/Hartford, Philadelphia, Atlanta, North Florida, Sacramento, Central Florida and Las Vegas
(2) Covered POPs calculated based on 95.3M POPs for Leap and 98.7M POPs for MetroPCS
7.6
1.5
Leap MetroPCS

Leap MetroPCS
Average Covered POPs
Per Market (MM)
Average Density Per Market
(Covered POPs / Square Mile)
(1)

Leap SG&A Comparable to MetroPCS

•
Leap SG&A comparable to Metro SG&A on apples-to-apples comparison
– Metro reports SG&A in aggregate (1Q11: $169.8M); identifies selling cost component (1Q11: $91.9M) in CPGA reconciliation
– Leap separately reports G&A (1Q11: $95.4M) and selling cost (1Q11: $109.8M)
– Leap, however, includes Customer Care and Billing expense (1Q11: $33.7M) in reported G&A; Metro does not include in reported G&A – but instead includes in Cost of Service
– Bar charts above eliminate $33.7M of Leap 1Q11 Customer Care and Billing expense from Leap G&A to align with Metro
SG&A reporting methodology
•
Leap sells greater percentage of handsets in Company-owned stores. Leap Selling Cost reflects expenses related to larger number of retail stores and retail store employees
Source:  Leap’s and MetroPCS’s quarterly reports on Form 10-Q and related earnings releases for the quarter ended March 31, 2011.  Covered POPs calculations based on 95.3M POPs for Leap and 98.7M POPs for MetroPCS

SG&A Per Covered POP 1Q09 – 1Q11

• Leap currently operates in 65 markets and MetroPCS operates in 13
• Relative quarterly spending varies depending on companies’ respective market launch activities and promotional efforts
– Increased sales and marketing expense for Leap in 1Q09 due to market launch activities in Philadelphia and Chicago
– Increased promotional efforts for Leap in 3Q09 in response to competitive Boost Mobile activity
• Despite significant difference in number of markets, only a 6% average difference in SG&A per covered
POP over last four quarters
Source: Leap’s and MetroPCS’ annual reports on Form 10-K, quarterly reports on Form 10-Q and/or earnings releases for the periods presented.